UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On April 27, 2026, in connection with the Offering described in Item 1.01 of this Current Report on Form 8-K (which description is incorporated by reference herein), the Company sold 250,025 Pre-Funded Warrants to Helena Partners Inc. for aggregate gross proceeds of $250,000. The Pre-Funded Warrants and the Warrant Shares issuable upon exercise thereof were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. Helena Partners Inc. represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2026, DevvStream Corp. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Helena Partners Inc. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, in a private placement, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 250,025 shares of the Company’s common shares (the “Warrant Shares”) at a purchase price of $0.9999 per Pre-Funded Warrant, for aggregate gross proceeds to the Company of $250,000 (the “Offering”).

Each Pre-Funded Warrant is immediately exercisable upon issuance, has no expiration date, and is exercisable at a nominal exercise price of $0.0001 per Warrant Share, either by cash payment or by cashless exercise. The Pre-Funded Warrants include customary anti-dilution adjustments and beneficial ownership limitations, which limit exercise to the extent that the Investor’s beneficial ownership of the Company’s common shares would exceed 4.99% (or, at the Investor’s election, up to 9.99%) following such exercise.

The Company intends to use the net proceeds from the Offering for general working capital purposes.

The Offering is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. The Pre-Funded Warrants and Warrant Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Pursuant to the SPA, the Company has agreed to include the Warrant Shares as registrable securities for resale in the next registration statement filed by the Company with the U.S. Securities and Exchange Commission on or after the closing date of the Offering.

The foregoing description of the SPA and the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA and the Form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 27, 2026, between DevvStream Corp. and Helena Partners Inc.
4.1	Form of Pre-Funded Common Stock Purchase Warrant
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer